Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-108128) of Cott Corporation of our report dated June 27, 2008 relating to the financial statements of Cott Beverages San Bernardino Savings & Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

June 27, 2008